UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2015 (September 10, 2015)

ACRE REALTY INVESTORS INC.

(Exact name of registrant as specified in its charter)

Georgia

(State or Other Jurisdiction of Incorporation)

001-13183	58-2122873
(Commission File Number)	(IRS Employer Identification No.)

c/o Avenue Capital Group
399 Park Avenue, 6th Floor
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

212-878-3504

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

Following careful deliberation, on September 10, 2015, the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of ACRE Realty Investors Inc. (the “Company”) engaged Deloitte LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, and dismissed Cherry Bekaert LLP (“Cherry Bekaert”) from that role.

During the fiscal years ended December 31, 2014 and 2013 and in the subsequent interim period through September 10, 2015, there were no disagreements between the Company and Cherry Bekaert on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Cherry Bekaert, would have caused Cherry Bekaert to make reference to the subject matter of the disagreement in their reports included in the Company’s filings with the Securities and Exchange Commission (the “SEC”).

During the two most recent fiscal years and through September 10, 2015, there have been no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K). However, as the Company has previously disclosed under Item 9A of its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, in connection with the preparation of the Company’s annual consolidated financial statements for the fiscal year ended December 31, 2014, the Company’s management assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014, based on the criteria established in Internal Control over Financial Reporting — Guidance for Smaller Public Companies issued by the Committee of Sponsoring Organizations of the Treadway Commission (which is sometimes referred to as the 1992 COSO Framework). Management’s assessment included an evaluation of the design of the Company’s internal control over financial reporting and testing of the operational effectiveness of its internal control over financial reporting. Based on this assessment, the Company’s management determined that its previously announced failure to properly evaluate the qualifications to be taxed as a REIT for federal income tax purposes beginning with the 2009 tax year was a deficiency in the Company’s internal control over financial reporting that constituted a material weakness at December 31, 2014. Management believes that its additional financial reporting and accounting personnel and increased financial and other resources resulting from the Company’s change in control transaction with A-III Investment Partners LLC in January 2015 will address this material weakness and avoid similar weaknesses in the future.

The Company provided Cherry Bekaert with a copy of the above disclosures and requested that Cherry Bekaert provide a letter addressed to the SEC stating whether or not it agrees with the statements made above. A copy of such letter is filed as Exhibit 16.1 to this Form 8-K.

During the two most recent fiscal years and through September 10, 2015, the Company has not consulted Deloitte regarding (1) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, or (2) any matter that was either the subject of a “disagreement” (as such term is described in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” with Cherry Bekaert (as such term is described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

16.1	Letter from Cherry Bekaert LLP to the Securities and Exchange Commission dated September 10, 2015.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACRE REALTY INVESTORS INC.

Dated: September 11, 2015	By:	/s/ Gregory I. Simon
Gregory I. Simon
Executive Vice President, General Counsel and Secretary